Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Provides Monthly Information

at Request of CONSOB

May 29, 2009 Seattle — Cell Therapeutics, Inc. (the “Company” or “CTI”) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s management and financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s SEC filings and the Listing Prospectus authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information.

Please note that all the information disclosed in this press release primarily refers to the period April 1, 2009 through April 30, 2009.

Provisional financial information as of April 30, 2009 and EBITDA

The following information concerns the Company’s provisional (unaudited) results for the month ended April 30, 2009.

Such financial information represents estimates which, as such, are based on assumptions the occurrence of which depends on circumstances relating to the Company and the macroeconomic scenario which assumptions might or might not occur.

As a result of the transfer of all assets exclusively related to Zevalin RIT Oncology, LLC (“RIT Oncology”), a 50/50 joint venture with Spectrum Pharmaceuticals, Inc. (“Spectrum”) established on December 15, 2008, the Company no longer records sales related to Zevalin. Sales related to Zevalin and related commercial and development expenses are instead recorded by RIT Oncology. Accordingly, for the period beginning January 1, 2009 through March 15, 2009, revenue related to the sale of Zevalin was included in the Company’s share of the loss in the joint venture. As further described below, the Company announced on March 16, 2009 that it had completed the sale of its 50% membership interest in RIT Oncology to Spectrum. As a result, the Company fully divested its ownership in RIT Oncology and the Company no longer has an interest in RIT Oncology or Zevalin.

www.CellTherapeutics.com

The following table reports the Estimated Indication of a few relevant items referring to the statements of operations for the month ended April 30, 2009:

Estimated financial data of the company for the month ended April 30, 2009

The estimated and unaudited financial data of the Company as of April 30, 2009 compared with those for the previous month are shown below (amounts in thousands of U.S. dollars):

	March 31, 2009	April 30, 2009
Net revenue	$6	$3
Operating income (expense)	$16,486	$(6,212)
Profit /(Loss) from operations	$3,989	$(6,209)

Other income (expenses), net	$1,316	$1,626
Preferred Stock:
- Beneficial conversion feature	$—	$—
- Dividend	$(18)	$(1)
- Deemed Dividend	$—	$(1,160)
- Gain on restructuring of preferred stock	$(19)	$—

EBITDA	$5,268	$(5,744)

Depreciation and amortization	$(249)	$(328)
Make-whole interest expense	$(945)	$—
Amortization of debt discount and issuance costs	$(1,639)	$(182)
Interest expense	$(774)	$(546)

Net profit /(loss) attributable to common shareholders	$1,661	$(6,800)

Estimated Research and Development expenses were $4.0 million and $3.1 million for the months of March and April 2009, respectively.

Net financial indebtedness

The following table reports the estimated and unaudited net debt financial indebtedness of the Company as of March 31, 2009 and April 30, 2009, including the separate indication of the total financial needs, regarding debts expiring less than 12 months ahead (current portion). The relevant financial data are compared with those for the previous month (amounts in thousands of U.S. dollars).

Net Financial Standing	March 31, 2009		April 30, 2009
Cash and cash equivalents		$748		$15,584
Restricted cash		$—		$—
Securities available-for-sale		$—		$—
Long term obligations, current portion		$(723)		$(1,579)
Net Financial Standing, current portion		$25		$14,005
	$		$
Senior subordinated notes		$(55,150)		$(55,150)
Long term obligations, less current portion		$(2,683)		$(1,806)
Convertible senior notes		$(63,880)		$(63,980)
Net Financial Standing, less current portion		$(121,713)		$(120,936)
Net Financial Indebtedness		$(121,688)		$(106,931)

The total estimated and unaudited net financial position of the Company as of April 30, 2009 is approximately a negative $106,931.

www.CellTherapeutics.com

No portions of the Convertible Senior Subordinated and Convertible Senior Notes come due within the next twelve months.

The Company had no debt that matured during the month of April 2009.

Outstanding notes and preferred shares

The following table discloses information on the Company’s convertible notes and preferred shares as of April 30, 2009, compared with the same information as of March 31, 2009:

Convertible Notes and Preferred Shares – April 30, 2009

Description	Maturity/ Redemption Date	Principal/ Aggregated Stated Value Outstanding 31-Mar-09	Number of Common Stock Reserve as of March 31, 2009	Principal/ Aggregated Stated Value Outstanding 30-Apr-09	Number of Common Stock Reserve as of April 30, 2009
4% Convertible Senior Subordinated Notes	1-Jul-10	55,150,000	102,129	55,150,000	102,129
6.75% Convertible Senior Notes	31-Oct-10	7,000,000	66,564	7,000,000	66,564
7.5% Convertible Senior Notes	30-Apr-11	33,458,000	400,257	33,458,000	400,257
5.75% Convertible Senior Notes	15-Dec-11	23,000,000	766,666	23,000,000	766,666
2008 Issuances
9% Convertible Senior Notes	4-Mar-12	335,000	23,759	335,000	23,759
10% Convertible Senior Notes	5-Dec-11	—	—	—	—

Totals		118,943,000	1,359,375	118,943,000	1,359,375

Description	Optional Redemption Date	Principal/ Aggregated Stated Value Outstanding 31-Mar-09	Number of Preferred Shares outstanding as of March 31, 2009	Principal/ Aggregated Stated Value Outstanding 30-Apr-09	Number of Preferred Shares outstanding as of April 30, 2009
Series A 3% Convertible Preferred Stock	12-Feb-09	100,000	100	—	—
Series B 3% Convertible Preferred Stock	16-Apr-09	—	—	—	—
Series C 3% Convertible Preferred Stock	27-Jul-09	—	—	—	—
Series D 7% Convertible Preferred Stock	3-Dec-09	1,000,000	1,000	—	—
Series F Convertible Preferred Stock	None	6,702,000	6,702	—	—
Series 1 Preferred Stock	None			—	—

Totals		7,802,000	7,802	—	—

www.CellTherapeutics.com

Regulatory Matters and Products in Development

With respect to the period from April 1, 2009 through April 30, 2009, the Company has no additional information to disclose concerning regulatory matters and products in developments and has received no additional information from the European Medicines Agency (EMEA) or the U.S. Food and Drug Administration (the “FDA”) regarding the request for the marketing of products other than what the Company publicly disclosed in its press release dated April 14, 2009 announcing the initiation of the submission of the rolling New Drug Application (NDA) to the FDA for pixantrone to treat relapsed or refractory aggressive non-Hodgkin’s lymphoma (NHL).

Corporate Transactions and Assignment of Assets

On March 15, 2009, the Company closed the transaction to sell its 50% ownership interest in RIT Oncology to Spectrum. The Company and Spectrum established RIT Oncology as a joint venture in December 2008 to develop and commercialize Zevalin in the United States. At that time, the Company contributed all of the assets owned by the Company and exclusively related to Zevalin to RIT Oncology and received (i) approximately $15 million, plus the right to receive up to $15 million in product sales milestone payments upon achievement of certain revenue targets and (ii) a 50% ownership interest in RIT Oncology. Under the terms of the operating agreement between the Company and Spectrum governing the joint venture (the “LLC Agreement”), the Company held an option to sell its 50% ownership interest in RIT Oncology to Spectrum.

In February 2009, the Company exercised that option and in March 2009, the Company closed the transaction to fully divest its ownership in RIT Oncology for approximately $16.5 million, of which approximately $6.5 million (less the amount of a consent fee paid to Biogen) was received on March 2, 2009, and following the closing, on March 16, 2009, Spectrum funded into escrow $10 million, of which $6.5 million was released to us on April 3, 2009.

The remaining $3.5 million is subject to certain adjustments for, among other things, payables determined to be owed between the Company and RIT Oncology (the “Adjusted Amount”). Pursuant to the agreement governing the escrowed amount (the “Assignment Agreement”), the Company filed for arbitration to have the Adjusted Amount determined by an arbitrator because the Company and Spectrum were not able to mutually agree upon the Adjusted Amount. The arbitration was held on May 14, 2009, and on May 21, 2009, the arbitrator ordered that the final installment of $3.5 million be released from the escrow account and distributed to Spectrum. Additionally, the Company was ordered to pay an additional $776,454 to Spectrum. Of these amounts, $3,203,671 was determined by the arbitrator to be outstanding “Excluded Liabilities.” Accordingly, Spectrum is responsible for paying certain liabilities incurred or to be incurred by the Company totalling $3,203,671, including an obligation payable to Bayer for a clinical trial. On May 22, 2009, the Company requested that the arbitrator reconsider the award and reduce the amount due to reflect certain liabilities that had been paid already or were not owed. The Company’s request for reconsideration before the arbitrator is still pending. On May 26, 2009, the Company paid Spectrum $776,454.

With respect to the closing of the Bresso Research Center in Bresso, Italy, there is no material update other than what the Company publicly disclosed in a press release on May 15, 2009 and in the Company’s Current Report on Form 8-K filed on May 20, 2009.

www.CellTherapeutics.com

Exchange Listing Matters

The Company has no additional information to disclose other than what was disclosed in the Company’s press release dated April 30, 2009.

Update on Outstanding Shares

The numbers of shares issued and outstanding as of March 31, 2009 and April 30, 2009 were 329,477,484 and 452,510,204, respectively.

During the month of April 2009, the following transactions contributed to the change in our shares outstanding:

•	Conversions of the Company’s Series F Preferred Stock which resulted in the issuance of 47,871,425 shares.

•	Conversions of the Company’s Series 1 Preferred Stock which resulted in the issuance of 66,666,667 shares.

•	The issuance of 288,517 shares in connection with the Series A 3% Convertible Preferred Stock exchange.

•	The issuance of 3,452,493 shares in connection with the Series D 7% Convertible Preferred Stock exchange.

•	The issuance of 4,774,256 shares relating to stock awards under the 2007 Equity Incentive Plan.

•	The cancellation of 20,638 shares due to employee termination under the 2007 Equity Incentive Plan.

The Company is not aware of any agreement for the resale of its shares on the MTA nor of the modalities by means of which shares were or will be resold.

Debt Restructuring Program

In addition to the transactions described in the Company’s April 30, 2009 press release, the Company announced on May 11, 2009 that a single institutional investor purchased $20 million of shares of the Company’s common stock, no par value (the “Common Stock”), and warrants to purchase shares of Common Stock. The Company also announced in a press release on May 12, 2009, that it had commenced a “Modified Dutch Auction” tender offer to exchange shares of Common Stock and cash for an aggregate of $89.2 million principal amount of certain outstanding series of the Company’s convertible notes (the “Notes”). On May 18, 2009, the Company issued a press release announcing that it had amended the exchange offer and that the Company will offer to exchange shares of Common Stock and cash with a value not greater than $600 nor less than $550 for each $1,000 principal amount of the Notes validly tendered and not withdrawn, with such value determined by a “Modified Dutch Auction” procedure. Originally, the minimum value had been $250 per $1,000 principal amount and the maximum value had been $300 per $1,000 principal amount. The cash portion of the exchange consideration will continue to be $200.

For the characteristics of the outstanding series of Convertible Notes that are the object of the aforesaid tender offer, the modalities, terms and conditions of the transaction, as well as the reasons thereof, please refer to what the Company disclosed in the press releases dated May 12 and May 18, 2009.

The Company believes it is in compliance with the covenants on each series of its outstanding convertible notes and that it was in compliance with the covenants on all the series of its preferred stock that were outstanding before the aforesaid conversions and exchanges.

The Company, in April 2009, neither issued any new debt instruments nor bought any debt instruments already issued by the Company.

www.CellTherapeutics.com

Information about the capacity of the Company to sustain its financial needs

As disclosed in the press release dated April 6, 2009, the Company received $6.5 million in gross proceeds from Spectrum as part of the agreement to sell the remaining interest in Zevalin to Spectrum. Additionally, on April 13, 2009 the Company received $15 million in gross proceeds from the sale of 15,000 shares of Series 1 Preferred Stock and associated warrants to purchase shares of Common Stock. Subsequent to the initial purchase, the Company has received $5 million in gross proceeds from the sale of 5,000 shares of Series 1 Preferred Stock upon exercise of the right to purchase such shares by the investor. In May 2009, the Company also received $3.8 million from the exercise of warrants to purchase shares of Common Stock. On May 11, 2009, the Company raised $20.0 million through the sale of Common Stock and warrants to purchase shares of Common Stock in a registered offering to a single institutional investor.

About Cell Therapeutics, Inc.

Headquartered in Seattle, the Company is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

This press release contains forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect future results. The risks and uncertainties include that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant; that the Company may be unable to commence a contemplated tender offer or complete a contemplated tender offer; the Company’s operating expenses continue to exceed its net revenues; that the Company may not be able to further reduce its operating expenses; that the Company will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation; that the information presented herein with respect to the Company’s convertible notes and convertible preferred stock may differ materially from the information presented by the Company with respect to its convertible notes and convertible preferred stock prepared in accordance with US GAAP in its periodic reports on Form 10-K and Form 10-Q; as well as other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: media@ctiseattle.com

Investors Contact:

Ed Bell

T: 206.272.4345

Lindsey Jesch Logan

T: 206.272.4347

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com